Sub-Item 77Q1(e): Copies of Any New or Amended Investment
Advisory Contracts

Form of Management Agreement between Registrant and Goldman
Sachs Asset Management, L.P. (with respect to Goldman Sachs ActiveBeta(r) Europe Equity ETF, Goldman Sachs ActiveBeta(r) International Equity ETF, Goldman Sachs ActiveBeta(r) Japan Equity ETF and Goldman Sachs ActiveBeta(r) U.S. Large Cap Equity ETF) is incorporated herein by reference to Exhibit (d)(2) to Post-Effective Amendment No. 10 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 25, 2016 (Accession No. 0001193125-16-602261).

Form of Amended Annex A to the Management Agreement between Registrant and Goldman Sachs Asset Management, L.P. (with respect to Goldman Sachs ActiveBeta(r) Europe Equity ETF, Goldman Sachs ActiveBeta(r) International Equity ETF, Goldman Sachs ActiveBeta(r) Japan Equity ETF, Goldman Sachs ActiveBeta(r) U.S. Large Cap Equity ETF and Goldman Sachs Hedge Industry VIP ETF) is incorporated herein by reference to Exhibit (d)(3) to Post-Effective Amendment No. 20 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on July 21, 2016 (Accession No. 0001193125-16-653561).

Form of Amended Annex A to the Management Agreement between Registrant and Goldman Sachs Asset Management, L.P. (with respect to Goldman Sachs ActiveBeta(r) Europe Equity ETF, Goldman Sachs ActiveBeta(r) International Equity ETF, Goldman Sachs ActiveBeta(r) Japan Equity ETF, Goldman Sachs ActiveBeta(r) U.S. Large Cap Equity ETF, Goldman Sachs Hedge Industry VIP ETF and Goldman Sachs TreasuryAccess 0-1 Year ETF) is incorporated herein by reference to Exhibit (d)(3) to Post-Effective
Amendment No. 26 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 16, 2016 (Accession No. 0001193125-16-682932).